Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-186988 and 333-183172 on Form S-3, 333‑136911 on Form S-4, and 333-150312, 333-150311, 333-140912, 333-71990, 333-71992, 333-81134, 333-168540, 333-127890, and 333‑127889 on Form S‑8 of Integrys Energy Group, Inc. of our report dated February 3, 2014, relating to the financial statements of American Transmission Company LLC, appearing in this Annual Report on Form 10-K of Integrys Energy Group, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 27, 2014